Groupon Announces Proposed Private Offering of $200 Million of Convertible Senior Notes

CHICAGO, Illinois, March 22, 2021 -- Groupon, Inc. (“Groupon”) (NasdaqGS: GRPN) today announced its intention to offer, subject to market and other conditions, $200,000,000 aggregate principal amount of convertible senior notes due 2026 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Groupon also expects to grant the initial purchasers of the notes a 13-day option to purchase up to an additional $30,000,000 principal amount of notes.

The notes will be senior unsecured obligations of Groupon and will accrue interest payable semiannually in arrears. The notes will be convertible into cash, shares of Groupon’s common stock (“common stock”) or a combination of cash and shares of Groupon’s common stock, at Groupon’s election. The interest rate, initial conversion rate and other terms of the notes will be determined at the time of pricing of the offering.

Groupon intends to use a portion of the net proceeds from the offering to pay the cost of the capped call transactions described below. Groupon intends to use the remainder of the net proceeds, together with cash on hand, to repay or repurchase, at or prior to maturity, its existing 3.25% Convertible Senior Notes due April 2022.

In connection with the pricing of the notes, Groupon expects to enter into capped call transactions with respect to the notes with one or more of the initial purchasers of the notes and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to customary adjustments, the number of shares of our common stock that will initially underlie the notes. The capped call transactions are expected generally to reduce potential dilution to Groupon’s common stock upon any conversion of the notes and/or offset any cash payments Groupon is required to make in excess of the principal amount of converted notes, with such reduction and/or offset subject to a cap. If the initial purchasers of the notes exercise their option to purchase additional notes, Groupon expects to enter into additional capped call transactions with the option counterparties.

Groupon expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates may enter into various derivative transactions with respect to Groupon’s common stock and/or purchase shares of Groupon’s common stock concurrently with or shortly after the pricing of the notes, including with certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of Groupon’s common stock or the notes at that time.
In addition, Groupon expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Groupon’s common stock and/or purchasing or selling Groupon’s common stock or other securities of Groupon in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date for the capped call transactions, which are expected to occur on each trading day during the 20 trading day period beginning on the 21st scheduled trading date prior to the maturity date of the notes, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the notes). This activity could also cause a decrease or prevent an increase in the market price of Groupon’s common stock or the notes, and to the extent the activity occurs during any observation period related to a conversion of such notes, this could affect the value of the consideration that a noteholder will receive upon conversion of such notes.
Neither the notes, nor any shares of Groupon’s common stock potentially issuable upon conversion of such notes, have been, nor will be, registered under the Securities Act or any state securities laws and, unless so registered, such securities may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the net proceeds and the anticipated terms of, and the effects of entering into, the capped call transactions described above. Forward-looking statements represent Groupon’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Groupon’s common stock and risks relating to Groupon’s business, including the impact of COVID-19 on Groupon’s business and the global economy and the risks set forth under the heading “Risk Factors” in Groupon’s Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed from time to time with the Securities and Exchange Commission. Groupon may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Groupon does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact:

Investor Relations Contact:
Jennifer Beugelmans or Megan Carrozza
ir@groupon.com

Public Relations Contact:
Nick Halliwell
Press@groupon.com